CHROMADEX CORPORATION EXECUTIVE EMPLOYMENT AGREEMENT for Brianna Gerber This Executive Employment Agreement (this “Agreement”) is entered into as of January 1, 2023 (the “Effective Date”), by and between Brianna Gerber (“Executive”) and ChromaDex Corporation, a Delaware corporation (the “Company”). This Agreement supersedes and replaces all prior offer of employment between Executive and Company. 1. Employment by the Company. 1.1 Position. Commencing on January 1, 2023, Executive shall serve as the Company’s Chief Financial Officer (“CFO”). During the term of Executive’s employment with the Company, Executive will devote Executive’s full business time and best efforts to the business of the Company, except for approved paid and unpaid time off and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies and applicable law. 1.2 Duties and Location. Executive shall perform such duties as are customarily associated with the position of CFO and such other duties, commensurate with her position, as are assigned to Executive by Robert Fried, CEO, or the Company’s Board of Directors (the “Board”). Executive shall report directly to the CEO of the Company. The Company reserves the right to reasonably require Executive to perform Executive’s duties with Company employees or representatives of third parties, and to require reasonable business travel. 1.3 Policies and Procedures. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control. 2. Compensation. 2.1 Base Salary. Executive will receive an initial base salary at the annual rate of three- hundred twenty-five thousand dollars and 00/100 ($325,000.00) (USD) less standard payroll deductions and withholdings and payable in accordance with the Company’s regular payroll schedule. The base salary may be (but need not be) increased from time to time, as the Board (or the Compensation Committee thereof) may determine in its sole discretion. The initial base salary, as increased or decreased, shall be referred to as “Base Salary.” 2.2 Annual Bonus. In addition to base salary, Executive will be eligible to earn discretionary annual incentive compensation (the “Performance Bonus”). Executive’s target Performance Bonus for any fiscal year shall be fifty percent (50%) of Executive’s Base Salary, with the actual amount of the Performance Bonus (if any) for any fiscal year to be determined by the Board (or the Compensation Committee thereof) in its sole discretion. The Performance Bonus, if any, will be paid on an annual basis, less standard payroll deductions and withholdings, after the close of the applicable fiscal year to which such Performance Bonus relates, and after determination of the amount of Performance Bonus (if any) by the Board (or the Compensation Committee thereof), but not later than April 1 of the following fiscal year. No Performance Bonus amount is guaranteed and, in addition to the other conditions for earning such Performance Bonus, Executive must remain an employee in good standing of the Company (or have been terminated without Cause or have resigned for Good Reason) on the 134452846v4 Exhibit 10.1 scheduled annual Performance Bonus payment date in order to earn any Performance Bonus, except as otherwise provided herein. 2.3 Long Term Incentive Eligibility. Commencing in calendar year 2023, Executive shall be immediately eligible for full consideration of Company’s Long Term Incentive Annual Grant Framework, as in effect from time to time (the “LTI Framework”). In accordance with the LTI Framework, Executive may be awarded one or more annual long-term incentive award(s) with a target grant date value of seventy percent (70%) of her Base Salary in any calendar year, as adjusted by Black Sholes Calculation, in each case as determined by the Board (or the Compensation Committee thereof) in its sole discretion. 3. Standard Company Benefits. Executive shall, in accordance with Company policy and the terms and conditions of the applicable Company benefit plan documents, be eligible to participate in the benefit and fringe benefit programs provided by the Company to its senior executive officers. Any such benefits shall be subject to the terms and conditions of the governing benefit plans and policies and may be changed by the Company in its discretion. 4. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in furtherance or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. 5. Proprietary Information Obligations. 5.1 Proprietary Information Agreement. Executive has signed and agrees to comply with the Company’s Employee Confidential Information and Invention Assignment Agreement (the “Proprietary Information Agreement”) attached hereto as Exhibit A. In addition, Executive agrees to abide by the Company’s internally published policies and procedures, as may be modified and internally published from time to time within the Company’s discretion. 5.2 Third-Party Agreements and Information. Executive represents and warrants that Executive’s employment by the Company does not directly conflict with any prior employment or consulting agreement or other agreement with any third party, and that Executive will perform Executive’s duties to the Company without violating any such agreement. Executive represents and warrants that Executive does not possess confidential information arising out of prior employment, consulting, or other third party relationships, that would be used in connection with Executive’s employment by the Company, except as expressly authorized by that third party. During Executive’s employment by the Company, Executive will use in the performance of Executive’s duties only information that is generally known and used by persons with training and experience comparable to Executive’s own, common knowledge in the industry, otherwise legally in the public domain, or obtained or developed by the Company or by Executive in the course of Executive’s work for the Company. 6. Outside Activities and Non-Competition During Employment. 6.1 Outside Activities. Throughout Executive’s employment with the Company, Executive may engage in civic and not-for-profit activities, so long as such activities do not materially interfere with the performance of Executive’s duties hereunder or present a conflict of interest with the Company or its affiliates. Subject to the restrictions set forth herein, and only with prior written disclosure to and consent of the Board, Executive may engage in other types of business or public activities. The Board may rescind such consent, if the Board determines, in its sole discretion, that such activities compromise or threaten to compromise the Company’s or its affiliates’ business interests or conflict or compete with Executive’s duties to the Company or its affiliates.

6.2 Non-Competition During Employment. Except as otherwise provided in this Agreement, during Executive’s employment with the Company, Executive will not, without the prior written consent of the Board, directly or indirectly serve as an officer, director, stockholder, employee, partner, proprietor, investor, joint venture, associate, representative or consultant of any person or entity engaged in, or planning or preparing to engage in, business activity competitive with any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange. 7. Termination of Employment; Severance. 7.1 At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause (as defined below) or advance notice (other than the notice requirements expressly set forth in Section 12). 7.2 Termination Without Cause or Resignation for Good Reason. In the event Executive’s employment with the Company is terminated by the Company without Cause (and other than as a result of Executive’s death or Disability (as defined below)) or Executive resigns her employment for Good Reason, then (i) with respect to any such amounts or benefits that are considered “non-qualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided such termination or resignation constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “ Separation from Service ”), and (ii) provided that Executive satisfies the Release Requirement in Section 8 below, the Company shall provide Executive with the following “ Severance Benefits ”: 7.2.1 Severance Payments. Severance pay in the form of continuation of Executive’s Base Salary for a period of twelve (12) months following termination, subject to required payroll deductions and tax withholdings (the “Severance Payments”). Subject to Section 8 below, the Severance Payments shall be made on the Company’s regular payroll schedule in effect following Executive’s termination date; provided, however that any such payments that are otherwise scheduled to be made prior to the “Release Effective Date” (as defined below) shall instead accrue and be made on the first administratively practicable payroll date following the Release Effective Date. 7.2.2 Health Care Continuation Coverage Payments. If Executive timely elects continued coverage under COBRA, the Company will pay the portion of Executive’s COBRA premiums to continue Executive’s coverage (including coverage for Executive’s eligible dependents, if applicable) at the same rate as paid by the Company on behalf of active employees generally as of the termination date (“COBRA Premiums”) through the period starting on the first of the month immediately following the termination date and ending twelve (12) months after the termination date (the “COBRA Premium Period”); provided, however, that the Company’s provision of such COBRA Premiums will immediately cease if during the COBRA Premium Period Executive becomes eligible for group health insurance coverage through a new employer or Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event Executive becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Executive must immediately notify the Company of such event. Notwithstanding the foregoing, if (i) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the COBRA Premium Period to be, exempt from the application of Code Section 409A, (ii) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (iii) the Company cannot provide the benefit without violating applicable law, then, in any such case, an amount equal to each remaining COBRA Premium shall thereafter be paid to Executive in substantially equal monthly installments over the COBRA Premium Period (or remaining portion thereof), and the Company will impute income to Executive with respect to such payments as may be required by applicable U.S. tax law, as determined by the Company in its sole discretion 7.2.3 Equity Acceleration upon Termination. (a) Notwithstanding anything to the contrary set forth in the Plan or any award agreement, effective as of Executive’s employment termination date, the vesting and exercisability of the then unvested time- based vesting equity awards that would have otherwise become vested had Executive performed “Continuous Service” (as such term is defined in the ChromaDex Corporation Amended 2017 Equity Incentive Plan, as amended or restated from time to time) through the twelve (12) month anniversary of Executive’s employment termination date then held by Executive shall accelerate and become immediately vested and exercisable, if applicable, by Executive upon such termination and shall remain exercisable, if applicable, following Executive’s termination as set forth in the applicable equity award documents. With respect to any performance-based vesting equity award, such award shall continue to be governed in all respects by the terms of the applicable equity award documents. (b) Upon any such termination, Executive shall have two (2) years to exercise any options or stock appreciation rights, but no later than ten (10) years from the date of grant or the date when the options or stock appreciation rights would otherwise terminate under the Plan other than as a result of termination of employment (e.g., if all of the Company’s options are accelerated and terminate if not exercised in connection with a “Corporate Transaction” (as such term is defined in the ChromaDex Corporation Amended 2017 Equity Incentive Plan, as amended or restated from time to time), then Executive’s options will also terminate if not exercised in connection with the Corporate Transaction). 7.2.4 Pro Rata Bonus. Executive shall be eligible to receive, based on the good faith determination of the Board (or the Compensation Committee thereof), a pro rata Performance Bonus based on actual results and Executive’s period of employment during the fiscal year to which such Performance Bonus relates (the “Pro Rata Bonus”), payable on the date when other bonuses are paid for the applicable fiscal year. 7.2.5 No Mitigation or Offset. The Executive shall have no obligation to mitigate the obligations hereunder, and the amounts due hereunder shall not be offset by any amounts otherwise earned by Executive. 7.2.6 Involuntary Termination in Connection with a Corporate Transaction. If Executive’s employment is terminated within eighteen (18) months immediately following a Corporate Transaction, by the Company without Cause (and other than as a result of Executive’s death or Disability (as defined below)) or due to Executive resigning her employment for Good Reason (a “Change in Control Termination”), provided that Executive remains in compliance with the terms of this Agreement, the Company shall provide to Executive the Severance Benefits (subject to the terms and conditions of this Section 7.2); provided that the Severance Benefits set forth in Section 7.2.3(a) shall be replaced with the following: “Effective as of the later of your Change in Control Termination, or the effective date of the Corporate Transaction, the vesting and exercisability of all outstanding stock options and other equity awards covering the Company’s common stock that are held by Executive as of immediately prior to the Change in Control Termination shall accelerate vesting in full.” 7.3 Termination for Cause; Resignation Without Good Reason; Death or Disability. Executive will not be eligible for, or entitled to any severance benefits, including (without limitation) the Severance Benefits listed in Section 7.2 above, if the Company terminates Executive’s employment for Cause, Executive resigns Executive’s employment without Good Reason, or Executive’s employment terminates due to Executive’s death or Disability, provided that Executive, in the case of death or Disability termination, shall be eligible to receive a Pro Rata Bonus subject to, in the case of Executive’s termination of employment due to Executive’s Disability, Executive’s receipt of the Pro Rata Bonus shall be subject to Section 8. 8. Conditions to Receipt of Severance Benefits. To be eligible for any of the Severance Benefits pursuant to Section 7.2 above or to the Pro Rata Bonus upon a termination of employment due to Executive’s Disability pursuant to Section 7.3 above, Executive must satisfy the following release requirement (the “ Release Requirement ”): return to the Company a signed and dated release of claims in a form acceptable to the Company (the “Release”) within the applicable deadline set forth therein, but in no event later than forty-five (45) calendar days following Executive’s termination date, and permit the Release to become effective and irrevocable in accordance with its terms (such effective date of the Release, the “ Release Effective Date ”). No Severance Benefits or any Pro Rata Bonus upon a termination of employment due to Executive’s Disability will be provided hereunder prior to the Release Effective Date. Accordingly, if Executive refuses to sign and deliver to the Company an executed Release or signs and delivers to the Company the Release but exercises Executive’s right, if any, under applicable law to revoke the Release (or any portion thereof), then Executive will not be entitled to any severance, payment or benefit under this Agreement. 9. Accrued Amounts. On any termination, the Executive shall promptly receive earned but unpaid Base Salary, accrued but unused vacations and unreimbursed expenses (in accordance with the Company’s applicable expense reimbursement policies), and shall be entitled to any amounts due under any benefit or fringe plan or program in accordance with the provisions of the plan or program. 10. Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “non-qualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” for purposes of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” for purposes of Code Section 409A. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month and one day period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 10 shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. If any severance benefits provided under this Agreement constitutes “deferred compensation” under Section 409A, for purposes of determining the schedule for payment of the severance benefits, the effective date of the Release will be the sixtieth (60th) date following the Separation From Service, regardless of when the Release actually becomes effective. To the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred, amounts shall not be subject to liquidation or exchange for another benefit, and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Code Section 409A. 11. Section 280G; Limitations on Payment. 11.1 If any payment or benefit Executive will or may receive from the Company or otherwise (a “280G Payment ”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “ Excise Tax ”), then any such 280G Payment provided pursuant to this Agreement (a “ Payment ”) shall be equal to the Reduced Amount. The “ Reduced Amount ” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after- tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest after-tax economic benefit for Executive. If more than one method of reduction will result in the same after tax economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). 11.2 Notwithstanding any provision of Section 11.1 to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest after tax economic benefit for Executive as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events ( e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A. 11.3 Unless Executive and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the applicable transaction triggering the 280G Payment shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the applicable transaction triggering the 280G Payment, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 11. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company.

11.4 If Executive receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 11.1 and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Executive agrees, to the extent not in violation of the Sarbanes Oxley Act, to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 11.1) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 11.1, Executive shall have no obligation to return any portion of the Payment pursuant to the preceding sentence. 12. Definitions. 12.1 Cause. For the purposes of this Agreement, “Cause” means the occurrence of any one or more of the following: (i) Executive’s conviction of or plea of guilty or nolo contendere to any felony; (ii) Executive’s willful and continued failure or refusal to follow lawful and reasonable instructions of the Company or the Board or lawful, reasonable, material and internally published policies and regulations of the Company; (iii) Executive’s willful and continued failure to faithfully and diligently perform the assigned duties of Executive’s employment with the Company (other than on account of illness or excused absence); (iv) unethical or fraudulent conduct by Executive that materially discredits the Company or is materially detrimental to the reputation, character and standing of the Company; or (v) Executive’s material breach of this Agreement or the Proprietary Information Agreement. An event described in Section 12.1(ii) through Section 12.1(v) herein shall not be treated as “Cause” until after Executive has been given written notice of such event, failure, conduct or breach and Executive fails to cure such event, failure, conduct or breach within thirty (30) calendar days from such written notice; provided, however, that such thirty (30) calendar day cure period shall not be required if the event, failure, conduct or breach is incapable of being cured. 12.2 Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation from employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (i) a reduction in Executive’s Base Salary, other than a reduction by less than ten percent (10%) of the Executive’s highest Base Salary pursuant to a salary reduction program applicable generally to the Company’s senior executives; (ii) a material reduction in Executive’s duties (including responsibilities and/or authorities) or reporting lines; (iii) a relocation of Executive’s principal place of employment to a place that increases Executive’s one-way commute by more than thirty (30) miles as compared to Executive’s then-current principal place of employment immediately prior to such relocation; (iv) a material change of title, and/or any other material change that would remove Executive from the executive committee or otherwise materially diminish Executive’s stature within the Company; or (v) a material breach of this Agreement. In order for Executive to resign for Good Reason, each of the following requirements must be met: (w) Executive must provide written notice to the Company’s Board within thirty (30) days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, (x) Executive must allow the Company at least thirty (30) calendar days from receipt of such written notice to cure such event, (y) such event is not reasonably cured by the Company within such thirty (30) calendar day period (the “ Cure Period ”), and (z) Executive must resign from all positions Executive then holds with the Company not later than thirty (30) calendar days after the expiration of the Cure Period. 12.3 Disability. For purposes of this Agreement, “Disability” means that Executive is unable to perform the essential functions of her position (notwithstanding the provision of any reasonable accommodation) by reason of any medically determinable physical or mental impairment which has lasted for a period of one hundred and twenty (120) days during any consecutive six (6) month period. 13. Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Executive’s employment with the Company, or the termination of Executive’s employment with the Company, will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration conducted in Los Angeles, California by JAMS, Inc. (“ JAMS ”) or its successors by a single arbitrator. Both Executive and the Company acknowledge that by agreeing to this arbitration procedure, they each waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. Any such arbitration proceeding will be governed by JAMS’ then applicable rules and procedures for employment disputes, which will be provided to Executive upon request. In any such proceeding, the arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Executive and the Company each shall be entitled to all rights and remedies that either would be entitled to pursue in a court of law. Nothing in this Agreement is intended to prevent either the Company or Executive from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration pursuant to applicable law. The Company shall pay all filing fees in excess of those which would be required if the dispute were decided in a court of law, and shall pay the arbitrator’s fees and any other fees or costs unique to arbitration. The parties shall pay their own legal fees. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. 14. General Provisions. 14.1 Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll. 14.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties. 14.3 Waiver. Any waiver of any breach of any provisions of this Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. 14.4 Complete Agreement. This Agreement, together with the Proprietary Information Agreement, the “Indemnity Agreement” (as defined below) and to the extent referenced in this Agreement, the Plan and applicable award agreement, constitutes the entire agreement between Executive and the Company with regard to the subject matter hereof and is the complete, final, and exclusive embodiment of the Company’s and Executive’s agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes and replaces any other agreements or promises made to Executive by anyone concerning Executive’s employment terms, compensation or benefits, whether oral or written (including but not limited any agreements or promises with or from the Company or any of its affiliates or predecessors). It cannot be modified or amended except in a writing signed by a duly authorized officer of the Company, with the exception of those changes expressly reserved to the Company’s discretion in this Agreement.

14.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but both of which taken together will constitute one and the same Agreement. 14.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof. 14.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder, Executive may not assign any of Executive’s rights hereunder without the written consent of the Company, which shall not be withheld unreasonably, and the Company may not assign this Agreement, except to an Affiliate (as defined in the Plan) or to a successor in connection with a Corporate Transaction. 14.8 Tax Withholding. All payments and awards contemplated or made pursuant to this Agreement will be subject to withholdings of applicable taxes in compliance with all relevant laws and regulations of all appropriate government authorities. Executive acknowledges and agrees that the Company has neither made any assurances nor any guarantees concerning the tax treatment of any payments or awards contemplated by or made pursuant to this Agreement. Executive has had the opportunity to retain a tax and financial advisor and fully understands the tax and economic consequences of all payments and awards made pursuant to this Agreement. 14.9 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California. 14.10 Indemnification Agreement. Executive will become a party to the Company’s standard form of indemnity agreement for directors and officers as filed as an exhibit to the Company’s most recent Annual Report on Form 10-K (the “Indemnity Agreement”). IN WITNESS WHEREOF, this Agreement shall be effective as of the Effective Date. CHROMADEX CORPORATION By: /s/ Robert Fried Robert Fried Chief Executive Officer EXECUTIVE By: /s/ Brianna Geber Brianna Gerber

Exhibit A Proprietary Information Agreement [Attached]

1 EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT In consideration of my employment or continued employment by ChromaDex Corporation, its direct and indirect subsidiaries, parents, affiliates, predecessors, successors and assigns (together “Company”), and the compensation and benefits provided to me now and during my employment with Company, I hereby enter into this Employee Confidential Information and Invention Assignment Agreement (the “Agreement”) and agree as follows: 1. CONFIDENTIAL INFORMATION PROTECTIONS. 1.1 Recognition of Company’s Rights; Nondisclosure. I understand and acknowledge that my employment by Company creates a relationship of confidence and trust with respect to Company’s Confidential Information (as defined below) and that Company has a protectable interest therein. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information, except as such disclosure, use or publication may be required in connection with my work for Company, or unless an officer of Company expressly authorizes such disclosure. I will obtain Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I hereby assign to Company any rights I may have or acquire in such Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns. I will take all reasonable precautions to prevent the inadvertent accidental disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information of Company. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, software in source or object code versions, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Intellectual Property Rights therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential customers; (d) information regarding any of Company’s business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information which a competitor of Company could use to the competitive disadvantage of Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me. Further, notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Company and me, nothing in this Agreement shall limit my right to discuss my employment or report possible violations of law or regulation with any federal government agency or similar state or local agency or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. 1.3 Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties their confidential and/or

2 proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information unless expressly authorized by an officer of Company in writing. 1.4 No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. 2. ASSIGNMENTS OF INVENTIONS. 2.1 Definitions. As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, Copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country; the term “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (as a literary, musical, or artistic work) recognized by the laws of any jurisdiction or country; and the term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country. 2.2 Excluded Inventions and Other Inventions. Attached hereto as Attachment 1 is a list describing all existing Inventions, if any, that may relate to Company’s business or actual or demonstrably anticipated research or development and that were made by me or acquired by me prior to the commencement of my employment with, and which are not to be assigned to, Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no rights in any existing Inventions that may relate to Company’s business or actual or demonstrably anticipated research or development. For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the commencement of my employment or thereafter, other than Company Inventions (defined below) and Excluded Inventions. I acknowledge and agree that if I use any Excluded Inventions or any Other Inventions in the scope of my employment, or if I include any Excluded Inventions or Other Inventions in any product or service of Company, or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement, I will immediately so notify Company in writing. Unless Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to Company, in such circumstances (whether or not I give Company notice as required above), a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Inventions and Other Inventions. To the extent that any third parties have rights in any such Other Inventions, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. 2.3 Assignment of Company Inventions. Inventions assigned to Company, or to a third party as directed by Company pursuant to Section 2.6, are referred to in this Agreement as “Company Inventions.” Subject to Section 2.4 (Unassigned or Nonassignable Inventions) and except for Excluded Inventions set forth in Attachment 1 and Other Inventions, I hereby assign to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. To the extent required by applicable Copyright laws, I agree to assign in the future (when any copyrightable Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such Inventions. Any assignment of Company Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions (and any Intellectual

3 Property Rights with respect thereto). 2.4 Unassigned or Nonassignable Inventions. I recognize that this Agreement will not be deemed to require assignment of any Invention that is covered under California Labor Code section 2870(a) (the “Specific Inventions Law”), as detailed on Attachment 2. 2.5 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after termination of my employment, I will promptly and fully disclose to Company in writing all Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to Company all patent applications filed by me or on my behalf within one (1) year after termination of employment. At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of the Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under the Specific Inventions Law. 2.6 Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention. 2.7 Ownership of Work Product. I agree that Company will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to Company all right, title, and interest worldwide in and to such work product. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). I understand and agree that I have no right to publish on, submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for Company. 2.8 Enforcement of Intellectual Property Rights and Assistance. I will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Intellectual Property Rights to Company or its designee, including the United States or any third party designated by Company. My obligation to assist Company with respect to Intellectual Property Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after my termination for the time actually spent by me at Company's request on such assistance. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned under this Agreement to Company. 2.9 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except in strict compliance with Company’s policies regarding the use of such software. 3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Company at all times.

4 4. DUTY OF LOYALTY DURING EMPLOYMENT. I agree that during the period of my employment by Company I will not, without Company's express written consent, directly or indirectly (a) engage in any other employment or (b) engage in any other activities that are competitive with, or would otherwise conflict with, my employment by Company. 5. NO SOLICITATION OF EMPLOYEES, CONSULTANTS, OR CONTRACTORS. I agree that during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of Company solicit, induce, encourage, or participate in soliciting, inducing or encouraging any employee, consultant, or independent contractor of Company to terminate his, her or its relationship with Company, even if I did not initiate the discussion or seek out the contact. 6. REASONABLENESS OF RESTRICTIONS. I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it. 7. NO CONFLICTING AGREEMENT OR OBLIGATION. I represent that my employment by Company does not and will not breach any agreement with any former employer or third party, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. 8. RETURN OF COMPANY PROPERTY. Subject to the nondisclosure requirements of Section 1.1 above, upon termination of my employment or upon Company’s request at any other time, I will deliver to Company any and all of Company’s property and equipment and any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice. 9. LEGAL AND EQUITABLE REMEDIES. 9.1 I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement. 9.2 In the event Company enforces this Agreement through a court or arbitration order, I agree that the restrictions of Sections 5 will remain in effect for a period of twelve (12) months from the effective date of the order enforcing the Agreement. 10. NOTICES. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. 11. NOTIFICATION OF NEW EMPLOYER. If I leave the employ of Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

5 12. GENERAL PROVISIONS. 12.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. 12.2 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. 12.3 Successors and Assigns. This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, direct and indirect subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives. 12.4 Survival. This Agreement shall survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee. 12.5 Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company's right to terminate my employment at any time, with or without cause or advance notice. 12.6 Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 12.7 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations. 12.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant (except Subsection 2.4) or employee if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with Company. 6 COMPANY: ACCEPTED AND AGREED: EMPLOYEE: I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT: /S/ BRIANNA GERBER (Signature) (Signature) /S/ JORDAN A. GROPACK By: Brianna Gerber Title: Senior Director - FP&A and IR Date: 9/17/2018 Address: By: Jordan A. Gropack Title: VP of People Date: 9/17/2018 Address:

ATTACHMENT 1

PRIOR INVENTIONS

TO: **ChromaDex Corporation**
FROM: /S/ BRIANNA GEBER

DATE: 9-17-2018

SUBJECT: **Prior Inventions**

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by **ChromaDex Corporation** (**"Company"**) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Company:

☒ No inventions or improvements.

☐ See below:

____

____

____

☐ Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.			
2.			
3.			

☐ Additional sheets attached.

A-1

2 ATTACHMENT 2 LIMITED EXCLUSION NOTIFICATION This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either: (a) Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or (b) Result from any work performed by you for Company. To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable. This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.